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                                                            EXHIBIT (j)(2)


The Board of Trustees
USLICO Series Fund:

We consent to the use of our report for the Stock Portfolio, the Money Market Portfolio, the Bond Portfolio, and the Asset Allocation Portfolio, (each a Portfolio within the USLICO Series Fund) dated February 7, 2003, incorporated herein by reference and to the references to our firm under the heading "Financial Highlights" in the Prospectus and the headings "Independent Auditors" and "Experts" in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
April 23, 2003